UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2009

CYPRESS BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12943	22-2389839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 Executive Drive, Suite 325, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 452-2323
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 3, 2009, the Board of Directors (the “Board”) of Cypress Bioscience, Inc. (the “Company”) authorized the amendment and restatement of its Amended and Restated Bylaws, to, among other things, further clarify certain provisions providing for advance notice of stockholder proposals and nominations for director (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and proposals brought (or nominations made) by or at the direction of the Board) in order to clarify that stockholder proposals and nominations for director must comply with the advance notice provisions in the Amended and Restated Bylaws.
This description of the amendment and restatement of the Company’s Amended and Restated Bylaws is a summary only and is qualified in its entirety by reference to the Fourth Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:
3.1	Fourth Amended and Restated Bylaws of Cypress Bioscience, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Bioscience, Inc.
Date: May 6, 2009	/s/ Sabrina Martucci Johnson
Sabrina Martucci Johnson
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Number	Description

3.1	Fourth Amended and Restated Bylaws of Cypress Bioscience, Inc.